EXHIBIT 22





                          SUBSIDIARIES OF THE COMPANY




                     Name                                         Incorporation
- ----------------------------------------------------             --------------


American Blind and Wallpaper Factory, Inc.                 Delaware

ColorCarpet, Inc.                                          Ontario

Color Tile Franchising, Inc.                               Delaware

Color Tile Manufacturing, Inc.                             Texas

C. Tile Transportation, Inc.                               Texas

CT Financial, Inc.                                         Massachusetts

Second CT Financial, Inc.                                  Massachusetts